Exhibit 5.13

[STEPTOE & JOHNSON LOGO]	Bank One Center, Eighth Floor P.O. Box 1588 Charleston, WV 25326-1588 (304) 353-8000 (304) 353-8180 Fax www.steptoe-johnson.com	Writer’s Contact Information 304 353 8119 pat kelly@steptoe-johnson.com

June 20, 2006

CRC Health Corporation

20400 Stevens Creek Boulevard, Suite 600

Cupertino, California 95014

With copy, via facsimile, to:

Matthew J. Fucci

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Re:	10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation issued in exchange for 10 3/4% Senior Subordinated Notes due February 1, 2016.

Ladies and Gentlemen:

We have acted as local corporate counsel in the State of West Virginia (the “State”) to the West Virginia corporations listed on Schedule 1 attached hereto (each, a “Guarantor” and collectively, the “Guarantors”) in connection with (i) the proposed issuance by the CRC Health Corporation, a Delaware corporation (the “Issuer”), in an exchange offer (the “Exchange Offer”) of $200,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Exchange Guarantees”) by the Guarantors, and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of February 6, 2006, (the “Indenture”) between the Issuer, CRCA Merger Corporation, a Delaware corporation, the Guarantors, the other subsidiaries named on the signature pages thereto and U.S. Bank National Association, as trustee. The terms of the Exchange Guarantees are contained in the Indenture and the Exchange

CRC Health Corporation

June 20, 2006

Guarantees will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Guarantors and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the laws of the State that are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated. Further, we do not express any opinion herein as to compliance with state securities or “Blue Sky” laws or as to compliance with the antifraud provisions of the federal or state securities laws.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Guarantors are validly existing and in good standing under the laws of the State.

2.	The Indenture has been duly authorized and executed by the Guarantors.

3.	The Exchange Guarantees have been duly authorized by the Guarantors.

4.	The execution of the Indenture by the Guarantors and the performance by the Guarantors of the terms and provisions thereof do not, and the performance of

CRC Health Corporation

June 20, 2006

the terms and provisions of the Exchange Guarantees in accordance with the Indenture will not violate any laws of the State.

The opinions expressed herein are subject to, limited, and qualified by (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights or remedies of creditors or secured parties generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We consent to the incorporation by reference of this opinion in the Registration Statement and the filing of this opinion as an exhibit thereto and as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Guarantees. We also consent to the identification of our firm as local counsel to the Guarantors listed on Schedule 1 attached hereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Ropes & Gray LLP may rely on this opinion in rendering their opinion to you with respect to the validity and enforceability of the Exchange Guarantees for inclusion as an exhibit to the Registration Statement.

STEPTOE & JOHNSON PLLC, a West Virginia

professional limited liability company

By:   /s/  Patrick D. Kelly

        Patrick D. Kelly

        Member

Schedule 1

BECKLEY TREATMENT CENTER, INC.

CHARLESTON TREATMENT CENTER INC.

CLARKSBURG TREATMENT CENTER, INC.

GREENBRIER TREATMENT CENTER, INC.

HUNTINGTON TREATMENT CENTER, INC.

MINERAL COUNTY TREATMENT CENTER, INC.

PARKERSBURG TREATMENT CENTER, INC.

SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC.

WHEELING TREATMENT CENTER, INC.

WILLIAMSON TREATMENT CENTER, INC.